Exhibit 10.30

November 20, 2006

TC Group IV, L.L.C.
c/o The Carlyle Group
1001 Pennsylvania Avenue, NW
Suite 220 South
Washington, DC 20004-2505
Tel: (202) 347-1818
Attention: Gregory Ledford

Ladies and Gentleman:

Reference is made to the Consulting Agreement, dated as of December 21, 2005 (the “Carlyle Consulting Agreement”), among Hertz Global Holdings, Inc. (formerly named CCMG Holdings, Inc.) (the “Company”), The Hertz Corporation (“Hertz”) and TC Group IV, L.L.C. (“Carlyle”). The Carlyle Consulting Agreement sets forth, among other things, the fees to be paid to Carlyle by the Company and its subsidiaries for Consulting Services and Transaction Services to be performed by Carlyle or its affiliates thereunder. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Carlyle Consulting Agreement.

The parties agree to terminate the Carlyle Consulting Agreement pursuant to Section 4 thereof upon the consummation of the Company’s initial Public Offering (as defined in the Stockholders Agreement). In connection with such termination, the Company will pay (or will cause a subsidiary of the Company to pay) a fee of $5 million to Carlyle (the “Carlyle Termination Fee”) on the closing date of the Company’s initial Public Offering and, in consideration thereof, Carlyle will waive any right to any Transaction Fee in connection with such Public Offering. Upon payment of the Carlyle Termination Fee, the Carlyle Consulting Agreement will automatically terminate, provided that Section 3(b) and Section 3(d) thereof shall survive solely as to any portion of any Consulting Fee or Expenses accrued, but not paid or reimbursed, prior to such termination.

The termination of the Carlyle Consulting Agreement has been requested by the Company (with Majority Approval, as defined in a Stockholders Agreement). The Carlyle Consulting Agreement is being terminated in reliance upon, and subject to, the concurrent termination of the Consulting Agreement, dated as of December 21, 2005, among the Company, Hertz and Clayton, Dubilier & Rice, Inc. (the “CD&R Consulting Agreement”) and the Consulting Agreement, dated as of December 21, 2005, among the Company, Hertz and Merrill Lynch Global Partners, Inc. (the “Merrill Consulting Agreement”), in each case in consideration of a fee in an amount equal to the Carlyle Termination Fee and on terms substantially identical to this letter agreement.

This letter agreement may be executed in any number of counterparts, with each executed counterpart constituting an original, but all together one and the same instrument. This letter agreement sets forth the entire understanding and agreement among the parties with respect to the transactions contemplated herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto. This letter agreement is governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed within that state.

If the foregoing is in accordance with your understanding and agreement, please sign and return this letter agreement, whereupon this letter agreement shall constitute a binding agreement with respect to the matters set forth herein.

Sincerely,

HERTZ GLOBAL HOLDINGS, INC.

		By:	/s/ Paul J. Siracusa
			Name:	Paul J. Siracusa
			Title:	Executive Vice President and
Chief Financial Officer

THE HERTZ CORPORATION

		By:	/s/ Paul J. Siracusa
			Name:	Paul J. Siracusa
			Title:	Executive Vice President and
Chief Financial Officer

Acknowledged and agreed as of the
date first above written:

TC GROUP IV, L.L.C. By: TC Group, L.L.C., its sole member By: TCG Holdings, L.L.C., its managing member

By:	/s/ John F. Harris
Name: John F. Harris
Title: Managing Director